UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 31, 2021

SYNNEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive, Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

(510) 656-3333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SNX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Closing of the Tech Data Acquisition

On September 1, 2021, SYNNEX Corporation (“SYNNEX”) completed its acquisition of Tiger Parent (AP) Corporation, a Delaware corporation (“Tiger Parent”), which is the parent corporation of Tech Data Corporation, a Florida corporation (“Tech Data”). The acquisition was completed pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”), dated March 22, 2021 by and among SYNNEX, Spire Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of SYNNEX (“Merger Sub I”), Spire Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of SYNNEX (“Merger Sub II”), and Tiger Parent, pursuant to which, subject to the terms and conditions of the Merger Agreement, Merger Sub I merged with and into Tiger Parent (the “Initial Merger”), with Tiger Parent surviving the Initial Merger as a wholly owned subsidiary of SYNNEX (such surviving corporation, the “Surviving Corporation”), followed immediately by the merger of the Surviving Corporation with and into Merger Sub II (the “Subsequent Merger” and together with the Initial Merger, the “Mergers”), with Merger Sub II surviving the Subsequent Merger as a wholly owned subsidiary of SYNNEX.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, at the effective time of the Initial Merger (the “Effective Time”), except as otherwise set forth in the Merger Agreement, all the issued and outstanding common shares, $0.01 par value, of Tiger Parent converted automatically into and thereafter represented only the right to receive (i) $1,610,000,000 in cash, in the aggregate (the “Aggregate Cash Consideration”) and (ii) 44,000,000 total shares of common stock, par value $0.001, of SYNNEX (“SYNNEX Stock”), plus cash in lieu of any fractional shares of SYNNEX Stock (the “Aggregate Stock Consideration”), in each case, without interest ((i) and (ii) together, the “Merger Consideration”). The Aggregate Stock Consideration was issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, to an “accredited investor” as defined in Rule 506 of Regulation D promulgated by the U.S. Securities and Exchange Commission, without the use of any general solicitation or advertising to market or otherwise offer the securities for sale. Immediately after the Mergers, there were approximately 95,985,045 shares of SYNNEX Stock outstanding, with SYNNEX’ stockholders prior to the Initial Merger holding approximately 54% of such outstanding shares, and Tiger Parent’s stockholders prior to the Initial Merger holding approximately 46% of such shares.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by SYNNEX on March 22, 2021 and is incorporated herein by reference.

Sources and Uses and Bond Redemptions

In connection with the closing of the Mergers, SYNNEX used the net proceeds from its previously disclosed offering and sale of $2.5 billion aggregate principal amount of senior notes, together with borrowings made under its previously announced new $1.5 billion senior unsecured term loan facility and new $3.5 billion senior unsecured revolving credit facility, and cash on hand at SYNNEX and Tiger Parent, and their respective subsidiaries, including a $500 million equity contribution in the aggregate made to Tiger Parent by certain of its affiliates prior to the Mergers, to pay the Aggregate Cash Consideration, refinance certain of SYNNEX’ existing indebtedness (as described further below) and indebtedness under Tech Data’s Asset-Based Credit Agreement (which was repaid in full and terminated in connection therewith), and pay related fees and expenses in connection with the foregoing.

SYNNEX also announced that its wholly-owned subsidiary, Tech Data, has notified the trustee (“Trustee”) for Tech Data’s 3.700% Senior Notes due 2022 (CUSIP No. 878237 AG1) (the “2022 Notes”) and Tech Data’s 4.950% Senior Notes due 2027 (CUSIP No. 878237 AH9) (the “2027 Notes” and together with the 2022 Notes, the “Tech Data Notes”) that it intends to redeem, in full, the approximately $66 million outstanding aggregate principal amount of 2022 Notes and the approximately $131 million outstanding aggregate principal amount of 2027 Notes on October 1, 2021 (the “Redemption Date”).

The redemption will be effected in accordance with the terms of the indenture (as supplemented by the respective officer’s certificates and supplemental indentures) governing the Tech Data Notes. The redemption price for the respective Tech Data Notes will be equal to the sum of the present values of the remaining scheduled payments of principal and interest on the respective Tech Data Notes to be redeemed from the Redemption Date to January 15, 2022 (in the case of the 2022 Notes) or to November 15, 2026 (in the case of the 2027 Notes), discounted to the Redemption Date on a semi-annual basis at a rate equal to the sum of the applicable treasury rate plus 30 basis points for the 2022 Notes and 40 basis points for the 2027 Notes, plus the accrued and unpaid interest on the respective principal amount being redeemed up to, but not including, the Redemption Date.

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the completion of the Mergers, SYNNEX entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with Tiger Parent Holdings, L.P. (“Tiger Holdings”).

Board of Directors

Pursuant to the Investor Rights Agreement, following the closing of the Merger, the board of directors of SYNNEX (the “Board”) is comprised of eleven directors, and Tiger Holdings has the right to nominate a certain number of directors, depending on the percentage of the outstanding shares of SYNNEX Stock held by Tiger Holdings or certain of its affiliates. Specifically, Tiger Holdings shall have the right to nominate:

(i)	up to four directors, if it owns 30% or more of the outstanding shares of SYNNEX Stock, two of which must be “independent” directors, within the meaning of the New York Stock Exchange;

(ii)	up to three directors, if it owns between 20% and 30% of the outstanding shares of SYNNEX Stock, one of which must be an independent director;

(iii)	up to two directors, if it owns between 10% and 20% of the outstanding shares of SYNNEX Stock; and

(iv)	up to one director, if it owns between 5% and 10% of the outstanding shares of SYNNEX Stock.

The directors nominated by Tiger Holdings shall be referred to herein as “Apollo Directors.” The initial Apollo Directors nominated by Tiger Holdings were Robert Kaslow-Ramos, Nayaki Nayyar, Matthew Nord, and Merline Saintil, each of whom were required to be mutually acceptable to SYNNEX. Pursuant to the Investor Rights Agreement, any replacement Apollo Director must be approved by a majority of the directors on the Board that are not Apollo Directors.

The Investor Rights Agreement also provides that, of the remaining directors who are not Apollo Directors, one director shall be the then-serving Chief Executive Officer of SYNNEX, currently Mr. Richard T. Hume, and the other directors will be nominated in accordance with the provisions of SYNNEX’ bylaws and Certificate of Incorporation, currently Dennis Polk, Fred A. Breidenbach, Hau L. Lee, Ann Vezina and Duane E. Zitzner. In the event the size of the Board is increased or decreased to other than eleven directors, the number of Apollo Directors will be proportionately increased or decreased to most closely equal the percentage of the Board originally consisting of Apollo Directors. The Board may determine the composition and makeup of any committees of the Board. The lead independent director will also be selected by the Board. Apollo Directors must fulfill their pro rata portion of any diversity requirements pursuant to law, stock exchange rules, or other regulatory requirements based on the percentage of the Board consisting of Apollo Directors.

Directors’ and Officers’ Insurance

Under the Investor Rights Agreement, SYNNEX must maintain directors’ and officers’ liability insurance as determined by the Board. SYNNEX agrees that SYNNEX will be the primary indemnitor for SYNNEX directors.

Information Rights

Under the Investor Rights Agreement, for so long as Tiger Holdings and its affiliates own at least 10% of SYNNEX Stock, SYNNEX will provide Tiger Holdings with certain inspection and information rights, including, among other things, access to books and records of SYNNEX or its material subsidiaries, access to SYNNEX’ auditors and officers, access to quarter-ends reports, and information on significant corporate actions.

Certain Actions Requiring Approvals

Under the Investor Rights Agreement, SYNNEX or its material subsidiaries may not, without approval of a majority of the directors on the Board, which must include the approval of a majority of the Apollo Directors, amend any provision of its charter, bylaws or similar organizational documents in a way that adversely affects Tiger Holdings or its affiliates.

Restricted Activities; Voting

Under the Investor Rights Agreement, Tiger Holdings and its affiliates may not, without SYNNEX’ prior written consent:

•	make any statement or proposal to the Board or SYNNEX’ stockholders with respect to any business combination, tender offer, or sale of substantially all assets;

•	form any voting groups with any stockholder of SYNNEX other than solely among Tiger Holdings affiliates;

•	seek to control or change the management of the Board or SYNNEX;

•	acquire any additional shares of stock of SYNNEX entitled to vote; or

•	publicly disclose any arrangement relating to the foregoing or knowingly facilitate any of the foregoing.

Corporate Opportunity Waiver

Under the Investor Rights Agreement, SYNNEX has agreed to waive the corporate opportunity doctrine to the extent permitted under the Delaware General Corporation Law with respect to the Apollo Directors and certain other entities and investment funds affiliated with Tiger Holdings, so long as such person is not an employee of SYNNEX or its subsidiaries (the “Covered Persons”). Specifically, SYNNEX agreed that, among other things, the Covered Persons do not have a duty to refrain from: (i) investing in or conducting any business of any kind, (ii) doing business with any client, customer, vendor or lessor of SYNNEX or any of its affiliates, or (iii) making any investments in any kind of property in which SYNNEX may make investments. Further, SYNNEX agreed, among other things, subject to any express agreement otherwise that may from time to time be in effect, that if a Covered Person acquires knowledge of a potential transaction which may constitute a corporate opportunity for both (a) the Covered Person outside of his or her capacity as a member of the Board and (b) SYNNEX, then the Covered Person shall not have any duty to offer or communicate information regarding such corporate opportunity to SYNNEX, and SYNNEX renounced any interest or expectancy in any potential transaction or matter of which the Covered Person acquires knowledge, except for any corporate opportunity which is expressly offered to a Covered Person in writing solely in his or her capacity as a member of the Board, or as expressly agreed otherwise.

Registration Rights

Under the Investor Rights Agreement, SYNNEX is required to, within two business days after the closing of the Mergers, file an automatically effective registration statement registering the resale of the Registrable Securities (as defined below). Additionally, SYNNEX has agreed to provide Tiger Holdings and its affiliates with certain registration rights to require SYNNEX to register a sale of any Registrable Securities held by Tiger Holdings and its affiliates with a dollar value of $100 million or greater. Tiger Holdings will be entitled to make up to two registration demands in any rolling twelve-month period, including short form registration demands, that SYNNEX register such securities for sale under the Securities Act of 1933, as amended. SYNNEX also agreed that Tiger Holdings will have “piggy-back” registration rights to include its Registrable Securities in certain other registration statements filed by SYNNEX.

For purposes of the Investor Rights Agreement, “Registrable Securities” means shares of SYNNEX Stock; provided that any Registrable Securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such registration statement, (b) such Registrable Securities are distributed pursuant to Rule 144 or (c) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by SYNNEX; and provided, further, that any securities that have ceased to be Registrable Securities shall not thereafter become Registrable Securities and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities is not a Registrable Security.

The foregoing description of the Investor Rights Agreement is qualified in its entirety by reference to the full text of the Investor Rights Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the closing of the Mergers, SYNNEX repaid in full all amounts outstanding and terminated all outstanding commitments under each of its previously disclosed (i) senior secured credit agreement originally entered into on August 9, 2018 with JPMorgan Chase Bank, N.A., as administrative agent, the lenders party thereto, and certain United States subsidiaries of SYNNEX, as guarantors, pursuant to which term loans were made available to SYNNEX and of which a principal amount of $1,000,000,000 of term loans were outstanding on the date of repayment and termination and (ii) senior secured credit agreement originally entered into on November 27, 2013 with Bank of America, N.A., as administrative agent, the lenders and letter of credit issuers party thereto, and certain United States subsidiaries of SYNNEX, as guarantors, pursuant to which a revolving credit facility and term loans were made available to SYNNEX and of which a principal amount of $500,000,000 of term loans were outstanding on the date of repayment and termination.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the “Introductory Note” under “Closing of the Tech Data Acquisition” above is incorporated by reference into this Item 2.01 of this Current Report.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in the “Introductory Note” under “Closing of the Tech Data Acquisition” above is incorporated by reference into this Item 3.02 of this Current Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the closing of the Mergers, and expressly conditioned thereupon, on September 1, 2021, Mr. Dennis Polk resigned as Chief Executive Officer of SYNNEX and was appointed as the Executive Chair of the Board.

Effective as of the closing of the Mergers, and expressly conditioned thereupon, on September 1, 2021, Mr. Richard T. Hume was appointed as the Chief Executive Officer of SYNNEX and a member of the Board.

In connection with his appointment, SYNNEX entered into an offer letter with Mr. Hume dated August 31, 2021 (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Mr. Hume will receive a starting annualized base salary of $960,000 and will be eligible to receive an annual cash bonus targeted at 2.5 times his base salary beginning in the fiscal year ending November 30, 2022 (but which shall be pro-rated for the fiscal year ending November 30, 2022) with the actual amount of the bonus based on the achievement of performance metrics established by the compensation committee of the Board. Mr. Hume will be eligible to receive his existing Tech Data bonus with respect to the 12-month period ending January 31, 2022, which shall be determined by the compensation committee of the Board based on the Tech Data annual bonus plan for its fiscal year ending January 31, 2022. In addition, the Offer Letter provides that Mr. Hume will be granted (i) an option to purchase shares of our common stock with a grant date fair value of approximately $2,100,000 and (ii) restricted stock or restricted stock unit awards for shares of our common stock with a fair market value of approximately $1,540,000. The Offer Letter also provides for certain payments to Mr. Hume in the event of a termination without “cause” or by Mr. Hume for “good reason” (as such terms are defined in the Offer Letter) and also in the event of a termination without “cause” or by Mr. Hume for “good reason” in connection with a change of control of SYNNEX. The Offer Letter contains certain restrictive covenants, including a non-competition and non-solicitation provision, for the benefit of SYNNEX. The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Mr. Hume, age 62, has served as Chief Executive Officer and as a director of Tech Data since June 2018, and prior to that served as its Executive Vice President, Chief Operating Officer from March 2016. Prior to joining Tech Data, Mr. Hume was with IBM for more than 30 years, most recently serving as General Manager and COO, Global Technology Services. Mr. Hume holds a bachelor’s degree in Accounting from the Pennsylvania State University.

In connection with Mr. Hume’s appointment, SYNNEX entered into its standard form of indemnification agreement with Mr. Hume. A form of the indemnification agreement was previously filed as Exhibit 10.6 to SYNNEX’ Registration Statement on Form S-1 filed with the SEC on September 5, 2003.

There are no arrangements or understandings between Mr. Hume and any other persons pursuant to which he was selected to serve as Chief Executive Officer of SYNNEX, contingent on and effective at the closing of the Mergers, other than as set forth in the Merger Agreement. There are no family relationships between Mr. Hume and any previous or current officers or directors of SYNNEX, and there are no related party transactions reportable under Item 404(a) of Regulation S-K.

Additionally, on September 1, 2021, Laurie Simon Hodrick, Kevin Murai, Dwight Steffensen, Thomas Wurster, and Andrea Zulberti resigned from the Board, and Matthew Nord, Robert Kaslow-Ramos, Nayaki Nayyar, and Merline Saintil were appointed thereto upon the nomination of Tiger Holdings pursuant to the terms of the Investor Rights Agreement, a summary of such terms of which are included in Item 1.01 and are incorporated herein by reference. There are no related party transactions reportable under Item 404(a) of Regulation S-K for any of these newly named directors, and each of the newly named directors will receive the same compensation currently payable to SYNNEX’ non-employee directors, including for service on committees and as committee chairpersons, as described in the SYNNEX’ proxy statement filed in connection with the 2021 Annual Meeting of Stockholders.

Additionally, as of September 1, 2021, Ann Vezina was appointed as the Lead Independent Director. Ms. Vezina will receive the same compensation currently payable to SYNNEX’ lead director as described in SYNNEX’ proxy statement filed in connection with the 2021 Annual Meeting of Stockholders. Additionally, as of September 1, 2021, Robert Kalsow-Ramos was appointed Vice Chair of the Board.

As of September 1, 2021, the composition of the Board committees is as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Duane E. Zitner*+	Hau L. Lee*	Nayaki Nayyar*

Ann Vezina	Fred A. Breidenbach	Fred A. Breidenbach

Merline Saintil	Nayaki Nayyar	Hau L. Lee

*	Committee Chairperson

+	Audit Committee Financial Expert

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the closing of the Mergers, on August 31, 2021, the Board approved and adopted the Second Amended and Restated Bylaws, pursuant to which certain provisions relating to the number and election of the members of the board of directors were revised to reflect the provisions of the Investor Rights Agreement.

The foregoing description of the Second Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Second Amended and Restated Bylaws, a copy of which is attached as Exhibit 3(ii).1 to this report and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On September 1, 2021, SYNNEX issued a press release announcing the completion of the Mergers and a press release announcing the new Board. A copy of the releases are furnished herewith as Exhibit 99.1 and Exhibit 99.2 and are incorporated herein by reference. The information in this Form 8-K under Item 7.01 and Exhibit 99.1 and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 8.01	Other Events.

On June 30, 2021, SYNNEX held a Special Meeting of Stockholders at which SYNNEX’ stockholders approved an amendment to the Certificate of Incorporation of SYNNEX to increase the number of authorized shares of SYNNEX Stock from 100 million shares to 200 million shares (the “Certificate of Amendment”). In connection with the closing of the Mergers, on August 31, 2021, SYNNEX filed the Certificate of Amendment. A complete copy of the Certificate of Incorporation, as amended, is attached hereto as Exhibit 3(i).1.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited consolidated financial statements of Tiger Parent (AP) Corporation and subsidiaries as of and for the fiscal years ending January 31, 2021 and 2020 and the notes related thereto are filed as Exhibit 99.3 hereto and are incorporated herein by reference.

The consent of Ernst & Young LLP, Tiger Parent (AP) Corporation’s independent auditor, is attached hereto as Exhibit 23.1.

The unaudited consolidated financial statements of Tiger Parent (AP) Corporation and subsidiaries as of April 30, 2021 and January 31, 2021 and for the three months ended April 30, 2021 and April 30, 2020 and the notes related thereto are filed as Exhibit 99.4 hereto and are incorporated herein by reference.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed combined financial information of SYNNEX Corporation as of May 31, 2021, for the six months ended May 31, 2021 and for the twelve months ended November 30, 2020, after giving effect to the acquisition of Tiger Parent (AP) Corporation and adjustments described in such pro forma financial information, is attached hereto as Exhibit 99.5 and incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description

2.1*

Agreement and Plan of Merger, dated as of March 22, 2021, by and among SYNNEX, Spire Sub I, Inc., Spire Sub II, LLC, and Tiger Parent (AP) Corporation (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed on March 22, 2021).

3(i).1	Restated Certificate of Incorporation of SYNNEX Corporation, as amended.
3(ii).1	Second Amended and Restated Bylaws.
10.1	Investor Rights Agreement dated September 1, 2021 between SYNNEX and Tiger Parent Holdings, L.P.
10.2+	Offer Letter with Richard Hume dated August 31, 2021.
23.1	Consent of Ernst & Young LLP, independent auditors of Tiger Parent (AP) Corporation.
99.1	Press Release dated September 1, 2021 announcing completion of the Mergers.
99.2	Press Release dated September 1, 2021 announcing the new Board.
99.3

Consolidated Financial Statements of Tiger Parent (AP) Corporation as of and for the fiscal years ending January 31, 2021 and 2020 (incorporated by reference to “Index to Consolidated Financial Statements of Tiger Parent” of the Definitive Proxy Statement on Schedule 14A filed on June 9, 2021).

99.4

Unaudited consolidated financial statements of Tiger Parent (AP) Corporation and subsidiaries as of April 30, 2021 and January 31, 2021 and for the three months ended April 30, 2021 and April 30, 2020 (incorporated by reference to Exhibit 99.1 of the Current Report on Form 8-K filed on July 26, 2021).

99.5	Unaudited Pro Forma Condensed Combined Financial Information (incorporated by reference to Exhibit 99.3 to the Current Report on Form 8-K filed on July 26, 2021).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. SYNNEX hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request; provided, however, that SYNNEX may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

+Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2021	SYNNEX CORPORATION

	By:	/s/ Simon Y. Leung
Simon Y. Leung Chief Business Officer